Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
QR ENERGY, LP
     This Certificate of Limited Partnership, dated September 20, 2010, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.
     1. Name. The name of the Partnership is “QR Energy, LP”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Capitol Services, Inc.
615 S. DuPont Highway
Dover, DE 19901
          The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
Capitol Services, Inc.
615 S. DuPont Highway
Dover, DE 19901
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
QRE GP, LLC
5 Houston Center
1401 McKinney Street, Suite 2400
Houston, Texas 77010
     EXECUTED as of the date written first above.

QR ENERGY, LP
By:	QRE GP, LLC, its general partner

By:	/s/ GREGORY S. RODEN
	Name:	Gregory S. Roden
	Title:	Authorized Person